EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Secure Computing Corporation for the registration of 51,000 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1996 with respect to the financial statements of Secure Computing Corporation incorporated by reference and the financial statement schedule included in its Annual Report on Form 10-K for the year ended December 31, 1995 and our report dated November 25, 1996 with respect to the supplemental consolidated financial statements and supplemental financial statement schedule of Secure Computing Corporation included in its Current Report on Form 8-K dated November 25, 1996 filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP
                                              ERNST & YOUNG LLP

Minneapolis, Minnesota
November 25, 1996